                                                                    EXHIBIT 10.1

                   AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

                                   dated as of

                                December 31, 2002

                                      among

                          AXIS CAPITAL HOLDINGS LIMITED

                                       and

                            SHAREHOLDERS NAMED HEREIN

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                                TABLE OF CONTENTS

                                                                                                          PAGE
                                                                                                          ----
ARTICLE 1. Definitions.......................................................................................1

   Section  1.1. Definitions.................................................................................1

ARTICLE 2. Tag-along Rights; Preemptive Rights...............................................................5

   Section 2.1.  Tag-Along Rights............................................................................5
   Section 2.2.  Additional Conditions to Tag-Along Sales....................................................8
   Section 2.3.  Preemptive Rights...........................................................................9

ARTICLE 3. Registration Rights..............................................................................10

   Section 3.1.  Demand Registration........................................................................10
   Section 3.2.  Piggyback Registration.....................................................................12
   Section 3.3.  Lock-Up Agreements.........................................................................14
   Section 3.4.  Registration Procedures....................................................................14
   Section 3.5.  Indemnification by the Company. ...........................................................17
   Section 3.6.  Indemnification by Participating Shareholders..............................................18
   Section 3.7.  Conduct of Indemnification Proceedings.....................................................18
   Section 3.8.  Contribution...............................................................................19
   Section 3.9.  Participation in Public Offering...........................................................20
   Section 3.10. Other Indemnification......................................................................20
   Section 3.11. Cooperation by the Company.................................................................20

ARTICLE 4. Certain Covenants and Agreements.................................................................20

   Section 4.1.  Confidentiality............................................................................20
   Section 4.2.  Limitations on Subsequent Registration Rights..............................................22
   Section 4.3.  Conflicting Agreements.....................................................................22
   Section 4.4.  Certain Information........................................................................22
   Section 4.5.  Restrictive Legends........................................................................22
   Section 4.6.  Regulatory Status..........................................................................23

ARTICLE 5. Miscellaneous....................................................................................23

   Section 5.1.  Binding Effect; Assignability; Benefit.....................................................23
   Section 5.2.  Notices....................................................................................24
   Section 5.3.  Waiver; Amendment; Termination.............................................................24
   Section 5.4.  Governing Law..............................................................................25
   Section 5.5.  Jurisdiction...............................................................................25
   Section 5.6.  Waiver of Jury Trial.......................................................................25
   Section 5.7.  Specific Enforcement.......................................................................25
   Section 5.8.  Counterparts; Effectiveness................................................................25
   Section 5.9.  Entire Agreement...........................................................................25
   Section 5.10. Captions...................................................................................26
   Section 5.11. Severability...............................................................................26

                                        i
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Exhibit A     List of Shareholders Subject to Amended and Restated Shareholders'
              Agreement as of December 31, 2002

Exhibit B     Joinder Agreement

                  AMENDED AND RESTATED SHAREHOLDERS' AGREEMENT

     This AGREEMENT dated as of December 31, 2002 is made among AXIS Capital Holdings Limited, a Bermuda corporation (the "COMPANY"), the Persons listed on Exhibit A attached hereto, and the Persons listed on the signature pages hereof.

                               W I T N E S S E T H

     WHEREAS, the Shareholders have acquired Shares of the Company following Consummation of the Transaction as defined in that certain Offering Memorandum, Proxy Statement and Information Circular (the "OFFERING MEMORANDUM"), dated December 2, 2002 and issued by the Company, AXIS Specialty Limited, a Bermuda Company ("AXIS SPECIALTY") and AXIS Mergeco Limited;

     WHEREAS, the Shareholders and AXIS Specialty were parties to that certain Shareholders' Agreement, dated as of March 29, 2002 (the "OLD SHAREHOLDERS' AGREEMENT")

     WHEREAS, the parties hereto desire to enter into this Agreement to set forth certain rights, duties and obligations between them, substantially similar to those contained in the Old Shareholders' Agreement.

     NOW, THEREFORE, in consideration of the covenants and agreements contained herein, the parties hereto agree as follows:

                                   ARTICLE 1.

                                   DEFINITIONS

          Section 1.1.    DEFINITIONS.

          (a) The following terms, as used herein, have the following meanings:

     "AFFILIATE" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by or under common control with such Person, PROVIDED that no securityholder of the Company shall be deemed an Affiliate of any other securityholder solely by reason of any investment in the Company. For the purpose of this definition, the term "CONTROL" (including, with correlative meanings, the terms "CONTROLLING", "CONTROLLED BY" and "UNDER COMMON CONTROL WITH"), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise.

     "AGGREGATE OWNERSHIP" means, with respect to any Shareholder or group of Shareholders, the total amount of Company Securities "beneficially owned" (as such term is defined in Rule 13d-3 of the Exchange Act) (without duplication) by such Shareholder or group of Shareholders as of the date of such calculation, calculated on a Fully-Diluted basis.

     "BOARD" means the board of directors of the Company.

     "BUSINESS DAY" means any day except a Saturday, Sunday or other day on which commercial banks in Hamilton, Bermuda are authorized by law to close.

     "BYE-LAWS" means the Bye-laws of the Company, as amended from time to time.

     "COMMENCEMENT DATE" means December 31, 2002.

     "COMMON STOCK" means the common stock, par value $0.10 per share, of the Company and any stock into which such common stock may thereafter be converted or changed.

     "COMPANY SECURITIES" means (i) the Common Stock, (ii) securities convertible into or exchangeable for Common Stock, and (iii) options, warrants (including the Warrants) or other rights to acquire Common Stock.

     "EXCHANGE ACT" means the United States Securities Exchange Act of 1934, as amended.

     "FIRST PUBLIC OFFERING" means the first Public Offering after the date hereof.

     "FULLY-DILUTED" means, with respect to Company Securities, all outstanding shares and all shares issuable in respect of securities convertible into or exchangeable for such shares, all stock appreciation rights, options, warrants (including the Warrants) and other rights to purchase or subscribe for such Company Securities or securities convertible into or exchangeable for such Company Securities, PROVIDED that, if any of the foregoing stock appreciation rights, options, warrants or other rights to purchase or subscribe for such Company Securities are subject to vesting, the Company Securities subject to vesting shall be included in the definition of "Fully-Diluted" only upon and to the extent of such vesting.

     "MAJOR INVESTOR" means a Shareholder who beneficially owned 1,000,000 or more Shares as of the Commencement Date. For the purposes of this definition, "beneficial ownership" shall include ownership by one or more Affiliates of such Shareholder.

     "NASD" means the United States National Association of Securities Dealers, Inc.

     "PARTICIPATING SHAREHOLDERS" means the Shareholders that participate in any registration of Registrable Securities pursuant to Section 3.1 or Section 3.2, including any Requesting Shareholder.

     "PERMITTED TRANSFEREE" has the meaning set forth in the Bye-laws.

     "PERSON" means an individual, corporation, limited liability company, partnership, association, trust or other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

     "PUBLIC OFFERING" means a public offering of Common Stock pursuant to an effective registration statement under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or any similar or successor form.

     "REGISTRABLE SECURITIES" means, at any time, any Shares or Warrants and any securities issued or issuable in respect of such Shares or Warrants or by way of conversion, exchange, stock dividend, split or combination, recapitalization, merger, consolidation, other reorganization or otherwise until (i) a registration statement covering such Shares or Warrants has been declared effective by the SEC and such Shares or Warrants have been disposed of pursuant to such effective registration statement, (ii) such Shares or Warrants are sold under circumstances in which all of the applicable conditions of Rule 144 are met or such securities may be sold pursuant to Rule 144(k) (or any similar provisions then in force) under the Securities Act or (iii) such Shares or Warrants are otherwise Transferred, the Company has delivered a new certificate or other evidence of ownership for such Shares or Warrants not bearing the legend required pursuant to this Agreement and such Shares or Warrants may be resold without subsequent registration under the Securities Act.

     "REGISTRATION EXPENSES" means any and all expenses incident to the performance of or compliance with any registration or marketing of securities, including all (i) registration and filing fees, and all other fees and expenses payable in connection with the listing of securities on any securities exchange or automated interdealer quotation system, (ii) fees and expenses of compliance with any securities or "blue sky" laws (including reasonable fees and disbursements of counsel in connection with "blue sky" qualifications of the securities registered), (iii) expenses in connection with the preparation, printing, mailing and delivery of any registration statements, prospectuses and other documents in connection therewith and any amendments or supplements thereto, (iv) security engraving and printing expenses, (v) internal expenses of the Company (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), (vi) reasonable fees and disbursements of counsel for the Company and customary fees and expenses for independent certified public accountants retained by the Company (including the expenses relating to any comfort letters or costs associated with the delivery by independent certified public accountants of any comfort letters requested pursuant to Section 3.4(h)), (vii) reasonable fees and expenses of any special experts retained by the Company in connection with such registration,
(viii) reasonable fees and expenses of one counsel for all of the Shareholders participating in the offering selected by the Shareholders holding the majority of the Registrable Securities to be sold for the account of all Shareholders in the offering, (ix) fees and expenses in connection with any review by the NASD of the underwriting arrangements or other terms of the offering, and all fees and expenses of any "qualified independent underwriter," including the fees and expenses of any counsel thereto, (x) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding any underwriting fees, discounts and commissions attributable to the sale of Registrable Securities, (xi) costs of printing and producing any agreements among underwriters, underwriting agreements, any "blue sky" or legal investment memoranda and any selling agreements and other documents in connection with the offering, sale or delivery of the Registrable Securities, (xii) transfer agents' and registrars' fees and expenses and the fees and expenses of any other agent or trustee appointed in connection with such offering, (xiii) expenses relating to any analyst or investor presentations or any "road shows" undertaken in connection with the registration, marketing or selling of the Registrable Securities, (xiv) fees and expenses payable in connection with any ratings of the Registrable Securities, including expenses relating to any presentations to rating agencies and (xv) all out-of pocket costs and expenses incurred by the Company or its appropriate officers in connection with their compliance with
Section 3.4(m).

Except as set forth in clause (viii) above, Registration Expenses shall not include any out-of-pocket expenses of the Shareholders (or the agents who manage their accounts).

     "RULE 144" means Rule 144 and Rule 144A (or any successor provisions) under the Securities Act.

     "SEC" means the United States Securities and Exchange Commission.

     "SECURITIES ACT" means the United States Securities Act of 1933, as amended.

     "SHAREHOLDER" means each Person (other than the Company) who shall be a party to or bound by this Agreement, whether in connection with the execution and delivery hereof as of the date hereof, pursuant to Section 5.1 or otherwise, so long as such Person shall "beneficially own" (as such term is defined in Rule 13d-3 of the Exchange Act) any Company Securities.

     "SHARES" means shares of Common Stock.

     "SUBSCRIPTION AGREEMENTS" means the agreements dated as of November 9, 2001 pursuant to which securities of AXIS Specialty were purchased or otherwise acquired and all substantially identical agreements dated as of other dates.

     "SUBSIDIARY" means, with respect to any Person, any entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Person.

     "TAG-ALONG PORTION" means, for any Tag-Along Sale, that number of securities equal to the number of Company Securities proposed to be Transferred in such Tag-Along Sale (with warrants, options and other common equivalents counted on an as-converted or as-exercised basis), MULTIPLIED BY a fraction, the numerator of which is the Aggregate Ownership of Company Securities by the Tag-Along Seller or the Tagging Person, as the case may be, immediately prior to the proposed Transfer and the denominator of which is the Aggregate Ownership of Company Securities by all of the Tag-Along Sellers and Tagging Persons immediately prior to the proposed Transfer.

     "TRANSFER" means, with respect to any Company Securities, (i) when used as a verb, to sell, assign, dispose of, exchange or otherwise transfer such Company Securities or any participation or interest therein, whether directly or indirectly, or agree or commit to do any of the foregoing and (ii) when used as a noun, a direct or indirect sale, assignment, disposition, exchange or other transfer of such Company Securities or any participation or interest therein or any agreement or commitment to do any of the foregoing.

     "WARRANTS" means the warrants to purchase Common Stock of the Company, dated as of November 20, 2001, as amended, issued by the Company to Trident II, L.P., Marsh & McLennan Capital Professionals Fund, L.P., Marsh & McLennan Employees' Securities Company, L.P., Dragon Holdings Settlement, JR Charman Children's Settlement, Robert J. Newhouse, Jr., Robert J. Newhouse, III, Stephen
F. Newhouse and Paul B. Newhouse. The Warrants were originally issued by AXIS Specialty and were originally exercisable for stock in

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AXIS Specialty, and were amended by AXIS Specialty, the Company and the Warrant holders to make such Warrants exercisable for Common Stock in the Company effective upon Consummation of the Transaction (as defined in the Offering Memorandum).

          (b) In addition, each of the following terms is defined in the Section set forth opposite such term:

     Term                                                    Section
     ----                                                    -------
     AXIS Specialty                                          Preamble
     Company                                                 Preamble
     Confidential Information                                4.1(b)
     Damages                                                 3.5
     Demand Registration                                     3.1(a)
     Indemnified Party                                       3.7
     Indemnifying Party                                      3.7
     Inspectors                                              3.4(g)
     Issuance Notice                                         2.3(a)
     Maximum Allocation                                      2.1(c)
     Maximum Offering Size                                   3.1(e)
     Merger Agreement                                        Preamble
     Offering Memorandum                                     Preamble
     Old Shareholders' Agreement                             Preamble
     Piggyback Registration                                  3.2(a)
     Pro Rata Share                                          2.3(a)
     Records                                                 3.4(g)
     Representatives                                         4.1(b)
     Requesting Shareholder                                  3.1(a)
     Tag-Along Notice                                        2.1(a)
     Tag-Along Notice Period                                 2.1 (c)
     Tag-Along Offer                                         2.1 (b)
     Tag-Along Response Notice                               2.1 (c)
     Tag-Along Right                                         2.1 (c)
     Tag-Along Sale                                          2.1 (a)
     Tag-Along Seller                                        2.1 (a)
     Tagging Person                                          2.1 (a)

                                   ARTICLE 2.

                       TAG-ALONG RIGHTS; PREEMPTIVE RIGHTS

          Section 2.1.    TAG-ALONG RIGHTS.

          (a) Subject to Sections 2.1(k) and 2.2, (i) if any Shareholder (or group of Shareholders) proposes to Transfer, in a transaction otherwise permitted by the Bye-laws (whether by waiver or otherwise), a number of Company Securities equal to or exceeding 20% (in either voting power or value) of the outstanding Company Securities of the Company in a single transaction or in a series of related transactions, or (ii) if any Major Investor (or group of

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Major Investors) proposes to Transfer, in a transaction otherwise permitted by the Bye-laws (whether by waiver or otherwise), any Company Securities in a single transaction or in a series of related transactions (each, a "TAG-ALONG SALE" and the Shareholder (or group of Shareholders) or the Major Investor (or group of Major Investors) proposing such Transfer, a "TAG-ALONG SELLER"),

                (x) the Tag-Along Seller shall provide each other Shareholder notice of the terms and conditions of such proposed Transfer ("TAG-ALONG NOTICE") and offer each Tagging Person the opportunity to participate in such Transfer in accordance with this Section 2.1, and

                (y) each other Shareholder may elect, at its option, to participate in the proposed Transfer in accordance with this Section 2.1 (each such electing other Shareholder, a "TAGGING PERSON"),

PROVIDED that, with respect to any such Transfer which is also subject to the right of first refusal contained in the Bye-laws, the Shareholders having a right of first refusal under the Bye-laws shall have first been afforded the opportunity to acquire any Company Securities to be sold in such Tag-Along Sale in accordance with the provisions of the Bye-laws;

PROVIDED, FURTHER, that the tag-along rights contained in this Section 2.1 shall not apply to any Transfer to a Permitted Transferee or to any Transfer pursuant to an effective registration statement; and

PROVIDED, FURTHER, that any approval obtained by a Tag-Along Seller from the Board of Directors under the Bye-laws for a Tag-Along Sale shall also be deemed to be an approval for each Tagging Person participating in such Tag-Along Sale.

          (b) The Tag-Along Notice shall identify the number of Company Securities proposed to be Transferred in such Tag-Along Sale (with warrants, options and other common equivalents counted on an as-converted or as-exercised basis) including the number of Company Securities proposed to be sold by the Tag-Along Seller ("TAG-ALONG OFFER"), the consideration for which the Transfer is proposed to be made, and all other material terms and conditions of the Tag-Along Offer, including the form of the proposed agreement, if any, and a firm offer by the proposed transferee to purchase Company Securities from the Shareholders in accordance with this Section 2.1.

          (c) From the date of its receipt of the Tag-Along Notice, each Tagging Person shall have the right (a "TAG-ALONG Right"), exercisable by written notice ("TAG-ALONG RESPONSE NOTICE") given to the Tag-Along Seller and the Company within 15 Business Days after its receipt of the Tag-Along Notice (the "TAG-ALONG NOTICE PERIOD"), to request that the Tag-Along Seller include in the proposed Transfer the number of Company Securities held by such Tagging Person as is specified in the Tag-Along Response Notice;

PROVIDED that, if the aggregate number of Company Securities proposed to be sold by the Tag-Along Seller and all Tagging Persons in any such transaction exceeds the number of Company Securities that can be sold on the terms and conditions set forth in the Tag-Along Notice, then each Tag-Along Seller and each Tagging Person shall be entitled to include in the Tag-Along

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Sale only up to the lesser of (i) its Tag-Along Portion of Company Securities and (ii) the number of Company Securities specified in the Tag Along Offer (in the case of the Tag-Along Seller) or in its Tag-Along Response Notice (in the case of a Tagging Person) (the "MAXIMUM ALLOCATION");

PROVIDED FURTHER that, if any Company Securities remain unallocated after applying the cut-back requirement of the immediately preceding proviso, then such unallocated Company Securities shall be allocated PRO RATA based on ownership of each participant that shall have elected to sell more than its Tag-Along Portion, but in no event shall any such participant be required to sell more than its Maximum Allocation.

          (d) Each Tag-Along Response Notice shall include wire transfer instructions for payment of the purchase price for the Company Securities to be sold in such Tag-Along Sale. Each Tagging Person that exercises its Tag-Along Rights hereunder shall deliver to the Company (or its designated agent), no later than 5 Business Days prior to the proposed closing date for the Tag-Along Sale, the certificate or certificates representing the Company Securities of such Tagging Person to be included in the Tag-Along Sale, together with a limited power-of-attorney authorizing the Tag-Along Seller to Transfer such Company Securities on the terms set forth in the Tag-Along Notice. Delivery of the Tag-Along Response Notice shall constitute an irrevocable acceptance of the Tag-Along Offer by such Tagging Persons; PROVIDED, HOWEVER, in the event that there is a material change of the Tag-Along Offer, the Tag-Along Seller shall give written notice of such change to each Tagging Person, and each Tagging Person shall have the right to revoke its election to participate in the Tag-Along Sale by providing written notice to the Company within 5 Business Days of receiving the notice of the change in terms.

          (e) If at the termination of the Tag-Along Notice Period, a Shareholder shall not have elected to participate in the Tag-Along Sale, such Shareholder shall be deemed to have waived its rights under this Section 2.1 with respect to the Transfer of its Company Securities pursuant to such Tag-Along Sale; PROVIDED that in the event that there is a material change to the terms of the Tag-Along Offer, the Tag-Along Seller shall give written notice of such change to each such Shareholder and each such Shareholder shall have the right to participate in the Tag-Along Sale by providing written notice to the Tag-Along Seller within 10 Business Days after its receipt of the notice of change of terms.

          (f) The Tag-Along Seller shall Transfer, on behalf of itself and any Tagging Person, the Company Securities subject to the Tag-Along Offer and elected to be Transferred on the terms and conditions not materially inconsistent with those set forth in the Tag-Along Notice within 120 days after the last day of the Tag-Along Notice Period (which 120-day period shall be extended if any of the transactions contemplated by the Tag-Along Offer are subject to regulatory approval until the expiration of 5 Business Days after all such approvals have been received, but in no event later than 180 days after the last day of the Tag-Along Notice Period).

          (g) Concurrently with the consummation of the Tag-Along Sale, (i) the Tag-Along Seller shall notify the Tagging Persons thereof (including identifying the manner of delivery for any non-cash consideration), (ii) the total consideration due to each Tagging Person shall be remitted to such party, with the cash portion of the purchase price paid by wire transfer of immediately available funds in accordance with the wire transfer instructions in the applicable

Tag-Along Response Notices, and (iii) promptly after the consummation of such Tag-Along Sale, the Tag-Along Seller shall furnish such other evidence of the completion and the date of completion of such transfer and the terms thereof as may be reasonably requested by the Company for the benefit of the Tagging Persons.

          (h) If, at the end of the 120-day period immediately following the last day of the Tag-Along Notice Period (or such longer period as extended under Section 2.1(f)), the Tag-Along Seller has not completed the Transfer of all such Company Securities on substantially the same terms and conditions set forth in the Tag-Along Notice, (i) the Company (or its designated agent) shall return to each Tagging Person, to the extent previously provided, the limited power-of-attorney (and all copies thereof) together with all certificates representing the Company Securities that such Tagging Person delivered for Transfer pursuant to this Section 2.1 and any other documents executed by the Tagging Persons in connection with the proposed Tag-Along Sale, and (ii) the Tag-Along Seller shall not conduct any Transfer of Company Securities without again complying with this Section 2.1.

          (i) Notwithstanding anything contained in this Section 2.1, there shall be no liability on the part of the Tag-Along Seller to the Tagging Persons if the Transfer of Company Securities pursuant to this Section 2.1 is not consummated for any reason. Whether to effect a Transfer of Company Securities pursuant to this Section 2.1 by the Tag-Along Seller, or to terminate any such transaction prior to consummation, is in the sole and absolute discretion of the Tag-Along Seller.

          (j) For purposes of this Article 2, (i) any increase to the price payable in connection with any Tag-Along Offer shall be deemed to be a material change only if such increase is more than 5% and (ii) any decrease to the price payable in connection with any Tag-Along Offer shall be deemed to be a material change.

          (k) The rights and obligations of the parties hereto under Section 2.1(a)(ii) hereof shall terminate upon the First Public Offering.

          Section 2.2. ADDITIONAL CONDITIONS TO TAG-ALONG SALES. Notwithstanding anything contained in Section 2.1, the rights and obligations of Shareholders to participate in a Tag-Along Sale are subject to the following conditions:

          (a) upon the consummation of such Tag-Along Sale, all of the Shareholders participating therein will receive the same form and amount of consideration per share, or, if any Shareholders are given an option as to the form and amount of consideration to be received, all Shareholders participating therein will be given the same option;

          (b) no Person shall be obligated to pay any expenses incurred in connection with any unconsummated Tag-Along Sale and each participating Shareholder shall be obligated to pay only its PRO RATA share (based on the number of Company Securities Transferred) of expenses incurred in connection with a consummated Tag-Along Sale to the extent such expenses are incurred for the benefit of all Shareholders and are not otherwise paid by the Company or another Person;

          (c) each Tagging Person shall (i) make such representations, warranties and covenants and enter into such definitive agreements as are customary for transactions of the nature of the proposed Transfer and as are consistent with, or no less favorable than, those applicable to the Tag-Along Seller; PROVIDED that, if such Shareholders are required to provide any representations or indemnities in connection with such Transfer (other than representations and indemnities concerning each such Shareholder's title to the Company Securities and authority, power and right to enter into and consummate the Transfer without contravention of any law or agreement), liability for misrepresentation or indemnity shall (as to such Shareholders) be expressly stated to be several but not joint and each such Shareholder shall not be liable for more than the lesser of (A) its PRO RATA share (based on the number of Company Securities Transferred) of any liability for misrepresentation or indemnity and (B) the net proceeds received by such Shareholder in connection with such Transfer, (ii) be subject to all of the same provisions of the definitive agreements as the Tag-Along Seller, and (iii) be required to bear their proportionate share of any escrows, holdbacks or adjustments in purchase price.

          Section 2.3.    PREEMPTIVE RIGHTS.

          (a) Subject to Section 2.3(e), the Company shall give each Shareholder notice (an "ISSUANCE NOTICE") of any proposed issuance by the Company of any equity or equity-linked securities at least 15 Business Days prior to the proposed issuance date. The Issuance Notice shall specify the price at which such equity or equity-linked securities are to be issued and the other material terms of the issuance. Subject to Section 2.3(d) below, each Shareholder shall be entitled to purchase such Shareholder's Pro Rata Share of the equity or equity-linked securities proposed to be issued, at the price and on the other terms specified in the Issuance Notice. "PRO RATA SHARE" means, with respect to any Shareholder, the fraction that results from dividing (i) such Shareholder's Aggregate Ownership (immediately before giving effect to the issuance) of Company Securities by (ii) the Aggregate Ownership (immediately before giving effect to the issuance) of Company Securities for all Shareholders.

          (b) A Shareholder may exercise its rights under this Section 2.3 by delivering notice of its election to purchase such equity or equity-linked securities to the Company within 10 Business Days of receipt of the Issuance Notice. A delivery of such notice (which notice shall specify the number (or amount) of equity or equity-linked securities to be purchased by the Shareholder submitting such notice) by such Shareholder shall constitute a binding agreement of such Shareholder to purchase, at the price and on the terms specified in the Issuance Notice, the number of shares (or amount) of equity or equity-linked securities specified in such Shareholder's notice. If, at the termination of such 10-Business Day-period, any Shareholder shall not have exercised its rights to purchase any of such Shareholder's Pro Rata Share of such equity or equity-linked securities, such Shareholder shall be deemed to have waived all of its rights under this Section 2.3 with respect to the purchase of such securities.

          (c) The Company shall have 90 days from the date of the Issuance Notice to consummate the proposed issuance of any or all of such equity or equity-linked securities that the Shareholders have elected not to purchase at the price and upon terms that are not materially less favorable to the Company than those specified in the Issuance Notice, PROVIDED that, if such issuance is subject to regulatory approval, such 90-day period shall be extended until the expiration of five Business Days after all such approvals have been received, but in no event later than 180 days from the date of the Issuance Notice. At the consummation of such issuance, the Company shall issue certificates representing the equity or equity-linked securities to be purchased by each Shareholder exercising preemptive rights pursuant to this Section 2.3 registered in the name of such Shareholder, against payment by such Shareholder of the purchase price for such equity securities. If the Company proposes to issue any class of equity or equity-linked securities after such 90-day period or proposes to issue any class of equity or equity-linked securities on different terms during such 90-day period, it shall again comply with the procedures set forth in this Section 2.3.

          (d) Notwithstanding the foregoing, no Shareholder shall be entitled to purchase equity or equity-linked securities as contemplated by this Section
2.3 in connection with issuances of such securities (i) to employees of the Company or any Subsidiary pursuant to employee benefit plans or arrangements approved by the Board (including upon the exercise of employee stock options),
(ii) in connection with any bona fide, arm's-length direct or indirect amalgamation, scheme of arrangement, acquisition or similar transaction, (iii) pursuant to a Public Offering or (iv) pursuant to the exercise of the Warrants. The Company shall not be under any obligation to consummate any proposed issuance of equity or equity-linked securities, nor shall there be any liability on the part of the Company to any Shareholder if the Company has not consummated any proposed issuance of equity or equity-linked securities pursuant to this
Section 2.3 for whatever reason, regardless of whether it shall have delivered an Issuance Notice in respect of such proposed issuance.

          (e) The provisions of this Section 2.3 shall terminate upon the consummation of the First Public Offering.

                                   ARTICLE 3.

                               REGISTRATION RIGHTS

          Section 3.1.    DEMAND REGISTRATION.

          (a) If, at any time following the earlier of 180 days after the effective date of the registration statement for the First Public Offering and the expiration of the period during which the managing underwriters for the First Public Offering shall prohibit the Company from effecting any other public sale or distribution of Company Securities, the Company shall receive a request from a Major Investor (the "REQUESTING SHAREHOLDER") that the Company effect the registration under the Securities Act of all or any portion of such Requesting Shareholder's Registrable Securities, and specifying the intended method of disposition thereof, then the Company shall promptly give notice of such requested registration (each such request, a "DEMAND REGISTRATION") at least 15 Business Days prior to the effective date of the registration statement relating to such Demand Registration to the other Shareholders holding Registrable Securities and thereupon shall use its commercially reasonable efforts to effect, as expeditiously as possible, subject to Section 3.1(e), the registration under the Securities Act of:

                (i) all Registrable Securities for which the Requesting Shareholder has requested registration under this Section 3.1, and

                (ii) all other Registrable Securities that any Shareholder has requested the Company to register by written request received by the Company within 10 Business Days after such Shareholder receives the Company's notice of the Demand Registration, all to the extent necessary to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered;

PROVIDED that, other than any Demand Registration to be effected pursuant to a Registration Statement on Form S-3 (or any successor thereto), for which an unlimited number of Demand Registrations shall be permitted, and subject to
Section 3.1(d), the Company shall not be obligated to effect more than three Demand Registrations for Trident II, L.P., more than two Demand Registrations for Blackstone FI Capital Partners (Cayman) L.P., more than two Demand Registrations for DLJMB Overseas Partners III, C.V., more than two Demand Registrations for J.P. Morgan Partners (BHCA), L.P., more than two Demand Registrations for Thomas H. Lee (Alternative) Fund V, L.P., more than one Demand Registration for Marsh & McLennan Risk Capital Holdings, Ltd. or more than one Demand Registration for GE Capital Equity Investments, Ltd. and General Electric Pension Trust;

PROVIDED FURTHER that the Company shall not be obligated to effect a Demand Registration unless the aggregate proceeds expected to be received from the sale of the Registrable Securities requested to be included in such Demand Registration equal or exceeds $25,000,000.

In no event shall the Company be required to effect more than one Demand Registration hereunder within any four-month period.

          (b) Promptly after the expiration of the 10-Business Day-period referred to in Section 3.1(a)(ii), the Company will notify all Participating Shareholders of the identities of the other Participating Shareholders and the number of shares of Registrable Securities requested to be included therein. At any time prior to the effective date of the registration statement relating to such registration, the Requesting Shareholder may revoke such request, without liability to any of the other Participating Shareholders, by providing a notice to the Company revoking such request. A request, so revoked, shall be considered to be a Demand Registration unless (i) such revocation arose out of the fault of the Company (in which case the Company shall be obligated to pay all Registration Expenses in connection with such revoked request) or (ii) the Requesting Shareholder reimburses the Company for all Registration Expenses of such revoked request. The Company agrees to use commercially reasonable efforts to notify the Participating Shareholders if the price for any Company Securities to be registered for sale for the account of the Company is expected to occur outside of any expected pricing range disclosed to the Participating Shareholders; PROVIDED that the Company shall not have any such obligation with respect to any registration involving the registration of Company Securities only for the account of parties other than the Company.

          (c) The Company shall be liable for and pay all Registration Expenses in connection with any Demand Registration, regardless of whether such Registration is effected, except as set forth in Section 3.1(b)(ii).

          (d)   A Demand Registration shall not be deemed to have occurred:

                (i) unless the registration statement relating thereto (i) has become effective under the Securities Act and (ii) has remained effective for a period of at least 180 days (or such shorter period in which all Registrable Securities of the Participating Shareholders included in such registration have actually been sold thereunder), PROVIDED that such registration statement shall not be considered a Demand Registration if, after such registration statement becomes effective, (iii) such registration statement is interfered with by any stop order, injunction or other order or requirement of the SEC or other governmental agency or court and (iv) less than 75% of the Registrable Securities of the Requesting Shareholder sought to be included in such registration statement have been sold thereunder; or

                (ii) if the Maximum Offering Size is reduced in accordance with Section 3.1(e) such that less than 75% of the Registrable Securities of the Requesting Shareholder sought to be included in such registration are included.

          (e) If a Demand Registration involves an underwritten Public Offering and the managing underwriter advises the Company and the Requesting Shareholder that, in its view, the number of shares of Registrable Securities requested to be included in such registration (including any securities that the Company proposes to be included that are not Registrable Securities) exceeds the largest number of shares that can be sold without having an adverse effect on such offering, including the price at which such shares can be sold (the "MAXIMUM OFFERING SIZE"), the Company shall include in such registration, in the priority listed below, up to the Maximum Offering Size:

                (i) first, all Registrable Securities requested to be registered by the Participating Shareholders (allocated, if necessary for the offering not to exceed the Maximum Offering Size, PRO RATA among such entities on the basis of the relative number of Registrable Securities owned by the Participating Shareholders), and

                (ii) second, any securities proposed to be registered by the Company or any securities proposed to be registered for the account of any other Persons (including the Company), with such priorities among them as the Company shall determine.

          (f) Upon notice to the Requesting Shareholder, the Company may postpone effecting a registration pursuant to this Section 3.1 on one occasion during any period of six consecutive months for a reasonable time specified in the notice but not exceeding 90 days (which period may not be extended or renewed), if (i) an investment banking firm of recognized national standing shall advise the Company and the Requesting Shareholder in writing that effecting the registration would materially and adversely affect an offering of securities of the Company the preparation of which had then been commenced or
(ii) the Company is in possession of material non-public information the disclosure of which during the period specified in such notice the Company reasonably believes would not be in the best interests of the Company.

          Section 3.2.    PIGGYBACK REGISTRATION.

          (a)   Except in connection with any Demand Registration pursuant to
Section 3.1 hereof, if the Company proposes to register any Company Securities under the Securities Act (other than a registration on Form S-8 or S-4, or any successor forms, relating to Shares issuable upon exercise of employee stock options or in connection with any employee benefit or similar plan of the Company or in connection with a direct or indirect acquisition by the Company of another Person), whether or not for sale for its own account, the Company shall each such time give prompt notice at least 15 Business Days prior to the effective date of the registration statement relating to such registration to each Shareholder, which notice shall set forth such Shareholder's rights under this Section 3.2 and shall offer such Shareholder the opportunity to include in such registration statement the number of Registrable Securities of the same class or series as those proposed to be registered as each such Shareholder may request (a "PIGGYBACK REGISTRATION"), subject to the provisions of Section 3.2(b). Upon the request of any such Shareholder made within 10 Business Days after the receipt of notice from the Company (which request shall specify the number of Registrable Securities intended to be registered by such Shareholder), the Company shall use all reasonable efforts to effect the registration under the Securities Act of all Registrable Securities that the Company has been so requested to register by all such Shareholders, to the extent requisite to permit the disposition of the Registrable Securities so to be registered;

PROVIDED that (i) if such registration involves an underwritten Public Offering, all such Shareholders requesting to be included in the Company's registration must sell their Registrable Securities to the underwriters selected as provided in Section 3.4(f)(i) on the same terms and conditions as apply to the Company or the shareholder requesting such registration, as applicable, and (ii) if, at any time after giving notice of its intention to register any Company Securities pursuant to this Section 3.2(a) and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company shall give notice to all such Shareholders and, thereupon, shall be relieved of its obligation to register any Registrable Securities in connection with such registration. The Company agrees to use commercially reasonable efforts to notify the Participating Shareholders if the price for any Company Securities to be registered for sale for the account of the Company is expected to occur outside of any previously publicly announced range; PROVIDED that the Company shall not have any such obligation with respect to any registration involving the registration of Company Securities only for the account of parties other than the Company.

No registration effected under this Section 3.2 shall relieve the Company of its obligations to effect a Demand Registration to the extent required by Section
3.1. The Company shall pay all Registration Expenses in connection with each Piggyback Registration.

          (b) If a Piggyback Registration involves an underwritten Public Offering (other than any Demand Registration, in which case the provisions with respect to priority of inclusion in such offering set forth in Section 3.1(e) shall apply) and the managing underwriter advises the Company that, in its view, the number of Shares that the Company and such Shareholders intend to include in such registration exceeds the Maximum Offering Size, the Company shall include in such registration, in the following priority, up to the Maximum Offering
Size:

                (i) first, so much of the Company Securities proposed to be registered for the account of the Company as would not cause the offering to exceed the Maximum Offering Size,

                (ii) second, all Registrable Securities requested to be included in such registration by any Shareholders pursuant to this Section
     3.2 (allocated, if necessary for the offering not to exceed the Maximum Offering Size, PRO RATA among such Shareholders on the basis of the relative number of shares of Registrable Securities owned by such shareholders), and

                (iii) third, any securities proposed to be registered for the account of any other Persons with such priorities among them as the Company shall determine.

          Section 3.3.    LOCK-UP AGREEMENTS.

          (a) In connection with the First Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 180 days.

          (b) In connection with each other Public Offering that occurs before the second anniversary of the First Public Offering, neither the Company nor any Shareholder shall effect any public sale or distribution of any Company Securities or other security of the Company (except as part of such Public Offering) during the period beginning 14 days prior to the effective date of the applicable registration statement until the earlier of (i) such time as the Company and the lead managing underwriter shall agree and (ii) 90 days.

          Section 3.4. REGISTRATION PROCEDURES. Whenever Shareholders request that any Registrable Securities be registered pursuant to Sections 3.1 or 3.2, subject to the provisions of such Sections, the Company shall use all reasonable efforts to effect the registration and the sale of such Registrable Securities in accordance with the intended method of disposition thereof as quickly as practicable, and, in connection with any such request:

          (a) The Company shall as expeditiously as possible prepare and file with the SEC a registration statement on any form for which the Company then qualifies or that counsel for the Company shall deem appropriate and which form shall be available for the sale of the Registrable Securities to be registered thereunder in accordance with the intended method of distribution thereof, and use all reasonable efforts to cause such filed registration statement to become and remain effective for a period of not less than 180 days, or in the case of a shelf registration statement, one year (or such shorter period in which all of the Registrable Securities of the Participating Shareholders included in such registration statement shall have actually been sold thereunder).

          (b) Prior to filing a registration statement or prospectus or any amendment or supplement thereto, the Company shall, if requested, furnish to each Participating Shareholder and each underwriter, if any, of the Registrable Securities covered by such registration statement copies of such registration statement as proposed to be filed, and thereafter the Company shall furnish to such Shareholder and underwriter, if any, such number of copies of such registration statement, each amendment and supplement thereto (in each case including all exhibits thereto and documents incorporated by reference therein), the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) and any other prospectus filed under Rule 424 or Rule 430A under the Securities Act and such other documents as such Shareholder or underwriter may reasonably request in order to facilitate the disposition of the Registrable Securities owned by such Shareholder. Each Participating Shareholder shall have the right to request that the Company modify any information contained in such registration statement, amendment and supplement thereto pertaining to such Shareholder and the Company shall use all reasonable efforts to comply with such request, PROVIDED, HOWEVER, that the Company shall not have any obligation so to modify any information if the Company reasonably expects that so doing would cause the prospectus to contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading.

          (c) After the filing of the registration statement, the Company shall (i) cause the related prospectus to be supplemented by any required prospectus supplement, and, as so supplemented, to be filed pursuant to Rule 424 under the Securities Act, (ii) comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such registration statement during the applicable period in accordance with the intended methods of disposition by the Participating Shareholders set forth in such registration statement or supplement to such prospectus and (iii) promptly notify each Participating Shareholder holding Registrable Securities covered by such registration statement of any stop order issued or threatened by the SEC or any state securities commission and use commercially reasonable best efforts to prevent the entry of such stop order or to remove it if entered.

          (d) The Company shall use all reasonable efforts to (i) register or qualify the Registrable Securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions in the United States as any Participating Shareholder holding such Registrable Securities reasonably (in light of such Shareholder's intended plan of distribution) requests and (ii) cause such Registrable Securities to be registered with or approved by such other governmental agencies or authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be reasonably necessary or advisable to enable such Shareholder to consummate the disposition of the Registrable Securities owned by such Shareholder, PROVIDED that the Company shall not be required to (iii) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section 3.4(d), (iv) subject itself to taxation in any such jurisdiction or (v) consent to general service of process in any such jurisdiction.

          (e) The Company shall immediately notify each Participating Shareholder holding such Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, of the occurrence of an event requiring the preparation of a supplement or amendment to such prospectus so that, as thereafter delivered to the purchasers of such Registrable Securities, such prospectus will not contain an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and promptly prepare and make available to each such Shareholder and file with the SEC any such supplement or amendment.

          (f) The Company shall have the right to select an underwriter or underwriters in connection with any underwritten Public Offering resulting from the exercise by any Major Investor of a Demand Registration or in connection with any other underwritten Public Offering; PROVIDED that, in connection with any Demand Registration, the Company will consult with the Major Investor requesting such Demand Registration before selecting the lead underwriter; PROVIDED, FURTHER, that, in connection with any Demand Registration, the Major Investor requesting such Demand Registration shall have the right to select two co-managers reasonably acceptable to the Company. In connection with any Public Offering, the Company shall enter into customary agreements (including an underwriting agreement in customary form) and take such all other actions as are reasonably required in order to expedite or facilitate the disposition of such Registrable Securities in any such Public Offering, including the engagement of a "qualified independent underwriter" in connection with the qualification of the underwriting arrangements with the NASD.

          (g) Upon execution of confidentiality agreements in form and substance reasonably satisfactory to the Company, the Company shall make available for inspection by any Participating Shareholder and any underwriter participating in any disposition pursuant to a registration statement being filed by the Company pursuant to this Section 3.4 and any attorney, accountant or other professional retained by any such Shareholder or underwriter (collectively, the "INSPECTORS"), all financial and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS") as shall be reasonably necessary or desirable to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information reasonably requested by any Inspectors in connection with such registration statement. Records that the Company determines, in good faith, to be confidential and that it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such registration statement or (ii) the release of such Records is required pursuant to applicable law or regulation or judicial process. Each Participating Shareholder agrees that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it or its Affiliates as the basis for any market transactions in the Company Securities unless and until such information is made generally available to the public. Each Participating Shareholder further agrees that, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, it shall give notice to the Company and allow the Company, at its expense, to undertake appropriate action to prevent disclosure of the Records deemed confidential.

          (h) The Company shall furnish to each Participating Shareholder and to each such underwriter, if any, a signed counterpart, addressed to such Shareholder or underwriter, of (i) an opinion or opinions of counsel to the Company and (ii) a comfort letter or comfort letters from the Company's independent public accountants, each in customary form and covering such matters of the kind customarily covered by opinions or comfort letters, as the case may be, as a majority of such Shareholders or the managing underwriter therefor reasonably requests.

          (i) The Company shall otherwise use all reasonable efforts to comply with all applicable rules and regulations of the SEC, and make available to its security holders, as soon as reasonably practicable, an earnings statement or such other document that shall satisfy the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder.

          (j) The Company may require each such Participating Shareholder promptly to furnish in writing to the Company such information regarding the distribution of the Registrable Securities as the Company may from time to time reasonably request and such other information as may be legally required in connection with such registration.

          (k) Each such Participating Shareholder agrees that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 3.4(e), such Shareholder shall forthwith discontinue disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such Shareholder's receipt of the copies of the supplemented or amended prospectus contemplated by Section 3.4(e), and, if so directed by the Company, such Shareholder shall deliver to the Company all copies, other than any permanent file copies then in such Shareholder's possession, of the most recent prospectus covering such Registrable Securities at the time of receipt of such notice. If the Company shall give such notice, the Company shall extend the period during which such registration statement shall be maintained effective (including the period referred to in Section 3.4(a)) by the number of days during the period from and including the date of the giving of notice pursuant to Section 3.4(e) to the date when the Company shall make available to such Shareholder a prospectus supplemented or amended to conform with the requirements of Section 3.4(e).

          (l) The Company shall use commercially reasonable best efforts to list all Registrable Securities covered by such registration statement on any securities exchange or quotation system on which any of the Registrable Securities are then listed or traded.

          (m) The Company shall have appropriate officers of the Company (i) prepare and make presentations at any "road shows" and before analysts and rating agencies, as the case may be, (ii) take other actions to obtain ratings for any Registrable Securities and (iii) otherwise use their reasonable efforts to cooperate as reasonably requested by the underwriters in the offering, marketing or selling of the Registrable Securities, including, without limitation, by executing customary underwriting agreements.

          Section 3.5. INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify and hold harmless each Participating Shareholder holding Registrable Securities covered by a registration statement, its officers, directors, employees, partners and agents, and each Person, if any, who controls such Shareholder within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act from and against any and all losses, claims, damages, liabilities and expenses (including reasonable expenses of investigation and reasonable attorneys' fees and expenses) ("DAMAGES") caused by or relating to any untrue statement or alleged untrue statement of a material fact contained in any registration statement or prospectus relating to the Registrable Securities (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by or relating to any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such

Damages are caused by or related to any such untrue statement or omission or alleged untrue statement or omission so made based upon information furnished in writing to the Company by such Shareholder or on such Shareholder's behalf expressly for use therein.

The Company also agrees to indemnify any underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Shareholders provided in this Section 3.5 or otherwise on commercially reasonable terms negotiated on an arm's length basis with such underwriters.

          Section 3.6. INDEMNIFICATION BY PARTICIPATING SHAREHOLDERS. Each Participating Shareholder holding Registrable Securities included in any registration statement agrees, severally but not jointly, to indemnify and hold harmless the Company, its officers, directors and agents and each Person, if any, who controls the Company within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Company to such Shareholder, but only with respect to information furnished in writing by such Shareholder or on such Shareholder's behalf expressly for use in any registration statement or prospectus relating to the Registrable Securities, or any amendment or supplement thereto, or any preliminary prospectus. Each such Shareholder also agrees to indemnify and hold harmless underwriters of the Registrable Securities, their officers and directors and each Person who controls such underwriters within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act on substantially the same basis as that of the indemnification of the Company provided in this Section 3.6. As a condition to including Registrable Securities in any registration statement filed in accordance with Article 3, the Company may require that it shall have received an undertaking reasonably satisfactory to it from any underwriter to indemnify and hold it harmless to the extent customarily provided by underwriters with respect to similar securities. No Participating Shareholder shall be liable under this Section 3.6 for any Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate.

          Section 3.7. CONDUCT OF INDEMNIFICATION PROCEEDINGS. If any proceeding (including any governmental investigation) shall be instituted involving any Person in respect of which indemnity may be sought pursuant to this Article 3, such Person (an "INDEMNIFIED PARTY") shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PARTY") in writing and the Indemnifying Party shall assume the defense thereof, including the employment of counsel reasonably satisfactory to such Indemnified Party, and shall assume the payment of all fees and expenses;

PROVIDED that the failure of any Indemnified Party so to notify the Indemnifying Party shall not relieve the Indemnifying Party of its obligations hereunder except to the extent and only to the extent that the Indemnifying Party is materially prejudiced by such failure to notify. In any such proceeding, any Indemnified Party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Party unless (i) the Indemnifying Party and the Indemnified Party shall have mutually agreed to the retention of such counsel or (ii) in the reasonable judgment of such Indemnified Party representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them.

It is understood that, in connection with any proceeding or related proceedings in the same jurisdiction, the Indemnifying Party shall not be liable for the reasonable fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) at any time for all such Indemnified Parties, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Indemnified Parties, such firm shall be designated in writing by the Indemnified Parties. The Indemnifying Party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, or if there be a final judgment for the plaintiff, the Indemnifying Party shall indemnify and hold harmless such Indemnified Parties from and against any loss or liability (to the extent stated above) by reason of such settlement or judgment. Without the prior written consent of the Indemnified Party, no Indemnifying Party shall effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Party is or could have been a party and indemnity could have been sought hereunder by such Indemnified Party, unless such settlement includes an unconditional release of such Indemnified Party from all liability arising out of such proceeding.

          Section 3.8. CONTRIBUTION. If the indemnification provided for in this Article 3 is unavailable to the Indemnified Parties in respect of any Damages, then each such Indemnifying Party, in lieu of indemnifying such Indemnified Party, shall contribute to the amount paid or payable by such Indemnified Party as a result of such Damages (i) as between the Company and the Participating Shareholders holding Registrable Securities covered by a registration statement on the one hand and the underwriters on the other, in such proportion as is appropriate to reflect the relative benefits received by the Company and such Shareholders on the one hand and the underwriters on the other, from the offering of the Registrable Securities, or if such allocation is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits but also the relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other in connection with the statements or omissions that resulted in such Damages, as well as any other relevant equitable considerations and (ii) as between the Company on the one hand and each such Shareholder on the other, in such proportion as is appropriate to reflect the relative fault of the Company and of each such Shareholder in connection with such statements or omissions, as well as any other relevant equitable considerations. The relative benefits received by the Company and such Shareholders on the one hand and such underwriters on the other shall be deemed to be in the same proportion as the total proceeds from the offering (net of underwriting discounts and commissions but before deducting expenses) received by the Company and such Shareholders bear to the total underwriting discounts and commissions received by such underwriters, in each case as set forth in the table on the cover page of the prospectus. The relative fault of the Company and such Shareholders on the one hand and of such underwriters on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and such Shareholders or by such underwriters. The relative fault of the Company on the one hand and of each such Shareholder on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by such party, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

     The Company and the Participating Shareholders agree that it would not be just and equitable if contribution pursuant to this Section 3.8 were determined by PRO RATA allocation (even if the underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Party as a result of the Damages referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this
Section 3.8, no Participating Shareholder shall be required to contribute any amount for Damages in excess of the net proceeds realized by such Shareholder in the sale of Registrable Securities of such Shareholder to which such Damages relate. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. Each Participating Shareholder's obligation to contribute pursuant to this Section
3.8 is several in the proportion that the net proceeds of the offering received by such Shareholder bears to the total net proceeds of the offering received by all such Participating Shareholders and not joint.

          Section 3.9. PARTICIPATION IN PUBLIC OFFERING. No Person may participate in any Public Offering hereunder unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents reasonably required under the terms of such underwriting arrangements and the provisions of this Agreement in respect of registration rights.

          Section 3.10. OTHER INDEMNIFICATION. Indemnification similar to that specified herein (with appropriate modifications) shall be given by the Company and each Participating Shareholder with respect to any required registration or other qualification of securities under any federal or state law or regulation or governmental authority other than the Securities Act.

          Section 3.11. COOPERATION BY THE COMPANY. If any Shareholder shall transfer any Registrable Securities pursuant to Rule 144, the Company shall cooperate, to the extent commercially reasonable, with such Shareholder and shall provide to such Shareholder such information as such Shareholder shall reasonably request.

                                   ARTICLE 4.

                        CERTAIN COVENANTS AND AGREEMENTS

          Section 4.1.    CONFIDENTIALITY.

          (a) Each Shareholder agrees that Confidential Information furnished and to be furnished to it was and shall be made available in connection with such Shareholder's investment in the Company. Each Shareholder agrees that it shall use, and that it shall cause any Person to whom Confidential Information is disclosed pursuant to clause (i) below to use, the Confidential Information only in connection with its investment in the Company and not for any other purpose (including to disadvantage competitively the Company or any other Shareholder). Each Shareholder further acknowledges and agrees that it shall not disclose any Confidential Information to any Person, except that Confidential Information may be disclosed:

                (i) to such Shareholder's Representatives in the normal course of the performance of their duties or to any financial institution providing credit to such Shareholder,

                (ii) to the extent required by applicable law, rule or regulation (including complying with any oral or written questions, interrogatories, requests for information or documents, subpoena, civil investigative demand or similar process to which a Shareholder is subject, PROVIDED that such Shareholder give the Company prompt notice of such request(s), to the extent practicable, so that the Company may seek an appropriate protective order or similar relief (and the Shareholder shall cooperate with such efforts by the Company, and shall in any event make only the minimum disclosure required by such law, rule or regulation)),

                (iii) to any Person to whom such Shareholder is contemplating a Transfer of its Company Securities, PROVIDED that such Transfer would not be in violation of the provisions of this Agreement and such potential transferee is advised of the confidential nature of such information and agrees to be bound by a confidentiality agreement consistent with the provisions hereof,

                (iv) to any regulatory authority or rating agency to which the Shareholder or any of its affiliates is subject or with which it has regular dealings, as long as such authority or agency is advised of the confidential nature of such information, or

                (v) if the prior written consent of the Board shall have been obtained.

Nothing contained herein shall prevent the use (subject, to the extent possible, to a protective order) of Confidential Information in connection with the assertion or defense of any claim by or against the Company or any Shareholder. The restrictions contained in this Section 4.1(a) shall terminate as to any Shareholder one year following the date on which such Shareholder ceases to own any Company Securities.

          (b) "CONFIDENTIAL INFORMATION" means any information concerning the Company or any Persons that are or become its Subsidiaries or the financial condition, business, operations or prospects of the Company or any such Persons in the possession of or furnished to any Shareholder (including by virtue of its present or former right to designate a director of the Company), PROVIDED that the term "Confidential Information" does not include information that (i) is or becomes generally available to the public other than as a result of a disclosure by a Shareholder or its partners, shareholders, members, directors, officers, employees, agents, counsel, investment advisers or representatives (all such persons being collectively referred to as "REPRESENTATIVES") in violation of the applicable agreement, such as the Subscription Agreement or this Agreement, (ii) is or was available to such Shareholder on a non-confidential basis prior to its disclosure to such Shareholder or its Representatives by the Company or (iii) was or becomes available to such Shareholder on a non-confidential basis from a source other than the Company, which source is or was (at the time of receipt of the relevant information) not, to the best of such Shareholder's knowledge, bound by a confidentiality agreement with (or other confidentiality obligation to) the Company or another Person.

          Section 4.2. LIMITATIONS ON SUBSEQUENT REGISTRATION RIGHTS. The Company agrees that it shall not enter into any registration agreement with any holder or prospective holder of any securities of the Company (i) that would allow such holder or prospective holder to include such securities in any Demand Registration or Piggyback Registration unless, under the terms of such agreement, such holder or prospective holder may include such securities in any such registration only to the extent that their inclusion would not reduce the amount of the Registrable Securities of the Shareholders included therein or
(ii) on terms otherwise more favorable than this Agreement.

          Section 4.3. CONFLICTING AGREEMENTS. This Agreement constitutes the entire agreement among the parties hereto with respect to the subject matter hereof and supersedes all prior agreements, understandings and arrangements, oral or written, by or among the parties hereto with respect to the subject matter hereof, including the Old Shareholders' Agreement and Section C3(a-e) of the Subscription Agreements. In addition, if any provision of this Agreement limits, qualifies or conflicts with any provision contained in any of the Old Shareholders' Agreement or the Subscription Agreements, the provision contained in this Agreement shall control.

          Section 4.4. CERTAIN INFORMATION. Prior to the consummation of the First Public Offering and during any period thereafter when the Company is not subject to the reporting obligations of Section 15(d) of the Exchange Act, the Company agrees to provide to each Shareholder promptly following the end of each fiscal year of the Company, an audited annual report and at the end of the first three fiscal quarters of each fiscal year of the Company, an unaudited quarterly report, in each case setting forth its balance sheet as of the end of such period, its statement of income for such period and its statement of cash flows for such period. From and after the consummation of the First Public Offering but only so long as the Company shall remain subject to the reporting obligations of Section 15(d) of the Exchange Act, the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner in accordance with the requirements of the Securities Act and the Exchange Act.

          Section 4.5. RESTRICTIVE LEGENDS: The certificates representing the Shares shall include an endorsement typed conspicuously thereon of the following restrictive legends:

"THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. NO REGISTRATION OF TRANSFER OF SUCH SECURITIES WILL BE MADE ON THE BOOKS OF THE ISSUER UNLESS SUCH TRANSFER IS MADE IN CONNECTION WITH AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR PURSUANT TO AN EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF SUCH ACT OR SUCH ACT DOES NOT APPLY.

THE SECURITIES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO CERTAIN RESTRICTIONS ON TRANSFER AS SET FORTH IN THE BYE-LAWS OF THE COMPANY AND THAT CERTAIN SHAREHOLDERS' AGREEMENT DATED AS OF DECEMBER 31, 2002, AS THE SAME MAY BE AMENDED FROM TIME TO TIME, COPIES OF WHICH ARE ON FILE AT THE PRINCIPAL EXECUTIVE OFFICES OF THE ISSUER, AND MAY NOT BE TRANSFERRED EXCEPT IN ACCORDANCE THEREWITH."

In the event that any Shares shall cease (as reasonably determined by the Company) to be subject to any or all of the restrictions described in the restrictive legends required by this Section 4.5, the Company shall, upon the written request of the holder thereof, issue to such holder a new certificate representing such Shares without the inapplicable restrictive legend or legends.

          Section 4.6. REGULATORY STATUS. The Company will continue to take the position that it is a "Primary Operating Company" as defined in the Offering Memorandum, as long as it meets the requirements of a Primary Operating Company.

                                   ARTICLE 5.

                                  MISCELLANEOUS

          Section 5.1.    BINDING EFFECT; ASSIGNABILITY; BENEFIT.

          (a) This Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, successors, legal representatives and permitted assigns; PROVIDED, HOWEVER, that this Agreement shall not inure to the benefit of or be binding on, or be assignable or transferable by any Shareholder to, any Person acquiring Company Securities in any Public Offering or pursuant to Rule 144. Any Shareholder that ceases to own beneficially any Company Securities shall cease to be bound by the terms hereof (other than (i) the provisions of Sections 3.5, 3.6, 3.7, 3.8 and 3.10 applicable to such Shareholder with respect to any offering of Registrable Securities completed before the date such Shareholder ceased to own any Company Securities and (ii) Sections 4.1, 5.2, 5.5, 5.6, 5.7 and 5.8).

          (b) Notwithstanding the provisions of Section 5.1(a), additional holders of Company Securities may be added to and bound by this Agreement as a "SHAREHOLDER" upon the signing and delivery by the Company of an agreement of joinder in the form attached hereto as Exhibit B and the acceptance thereof by such additional holders.

          (c) Nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto, and their respective heirs, successors, legal representatives and permitted assigns, any rights, remedies, obligations or liabilities under or by reason of this Agreement.

          Section 5.2. NOTICES. All notices, requests and other communications to any party shall be in writing and shall be delivered in person, mailed by certified or registered mail, return receipt requested, or sent by facsimile transmission, if to the Company to:

                AXIS Capital Holdings Limited
                106 Pitts Bay Road
                Pembroke HM 08
                Bermuda
                Attention: Andrew Cook
                Fax: (441) 296-3140
                Email: andrew.cook@axis.bm

     with a copy to:

                MMC Capital, Inc.
                20 Horseneck Lane
                Greenwich, CT 06830
                Attention: David J. Wermuth
                Fax: (203) 862-2925
                Email: dwermuth@mmccapital.com

     and if to a Shareholder, at such Shareholder's address as set forth in the Register of Members maintained by the Company. Any Person that becomes a Shareholder shall promptly provide its address and fax number to the Company. All notices, requests and other communications shall be deemed received on the date of receipt by the recipient thereof if received prior to 5:00 p.m. in the place of receipt and such day is a Business Day in the place of receipt. Otherwise, any such notice, request or communication shall be deemed not to have been received until the next succeeding Business Day in the place of receipt. Any notice, request or other written communication sent by facsimile transmission shall be confirmed by certified or registered mail, return receipt requested, posted within one Business Day, or by personal delivery, whether courier or otherwise, made within two Business Days after the date of such facsimile transmissions.

          Section 5.3.    WAIVER; AMENDMENT; TERMINATION.

          (a) No provision of this Agreement may be waived except by an instrument in writing executed by the party against whom the waiver is to be effective. No provision of this Agreement may be amended or otherwise modified except by an instrument in writing executed by the Company with approval of the Board and Shareholders holding at least 75% of the outstanding Shares held by the parties hereto at the time of such proposed amendment or modification.

          (b) In addition, any amendment or modification of any provision of this Agreement that would adversely affect a Shareholder in a manner different from any other Shareholder may be effected only with the consent of such Shareholder.

          Section 5.4. GOVERNING LAW. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

          Section 5.5. JURISDICTION. The parties hereby agree that any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in the United States District Court for the Southern District of New York or any New York State court sitting in New York City, so long as one of such courts shall have subject matter jurisdiction over such suit, action or proceeding, and that any case of action arising out of this Agreement shall be deemed to have arisen from a transaction of business in the State of New York, and each of the parties hereby irrevocably consents to the jurisdiction of such courts (and of the appropriate appellate courts therefrom) in any such suit, action or proceeding and irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding which is brought in any such court has been brought in an inconvenient form. Process in any such suit, action or proceeding may be served on any party anywhere in the world, whether within or without the jurisdiction of any such court. Without limiting the foregoing, each party agrees that service of process on such party as provided in Section 5.2 shall be deemed effective service of process on such party; provided that, in lieu of being subject to service of process by the methods provided in Section 5.2, each Shareholder, by providing written notice to the Company, may designate an agent with an office in New York City (or other location approved by the Company) to receive service of process on behalf of such Shareholder.

          Section 5.6. WAIVER OF JURY TRIAL. EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

          Section 5.7. SPECIFIC ENFORCEMENT. Each party hereto acknowledges that the remedies at law of the other parties for a breach or threatened breach of this Agreement would be inadequate and, in recognition of this fact, any party to this Agreement, without posting any bond, and in addition to all other remedies that may be available, shall be entitled to obtain equitable relief in the form of specific performance, a temporary restraining order, a temporary or permanent injunction or any other equitable remedy that may then be available.

          Section 5.8. COUNTERPARTS; EFFECTIVENESS. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. This Agreement shall become effective when each party hereto shall have received counterparts hereof signed by all of the other parties hereto.

          Section 5.9. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement among the parties hereto and supersedes all prior and contemporaneous agreements and understandings, both oral and written, among the parties hereto with respect to the subject matter hereof.

          Section 5.10. CAPTIONS. The captions herein are included for convenience of reference only and shall be ignored in the construction or interpretation hereof.

          Section 5.11. SEVERABILITY. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions of this Agreement shall remain in full force and effect and shall in no way be affected, impaired or invalidated. Upon such a determination, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible in an acceptable manner so that the transactions contemplated hereby be consummated as originally contemplated to the fullest extent possible.

          IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

                              AXIS CAPITAL HOLDINGS LIMITED


                              By:
                                  -----------------------------------------
                                  Name:  Andrew Cook
                                  Title: Executive Vice President and Chief
                                         Financial Officer

                                                                       EXHIBIT A

LIST OF SHAREHOLDERS SUBJECT TO SHAREHOLDERS' AGREEMENT AS OF DECEMBER 31, 2002

Trident II, L.P.

Marsh & McLennan Capital Professionals Fund, L.P.

Marsh & McLennan Employees' Securities Company, L.P.

Robert J. Newhouse, Jr.

Robert J. Newhouse, III

Stephen F. Newhouse

Blackstone FI Capital Partners (Cayman) L.P.

Blackstone FI Offshore Capital Partners (Cayman) L.P.

Blackstone Management Partners III, L.L.C.

Blackstone Family Investment Partnership (Cayman) III L.P.

DLJMB Overseas Partners III, C.V.

DLJ Offshore Partners III, C.V.

DLJ Offshore Partners III-1, C.V.

DLJ Offshore Partners III-2, C.V.

DLJ MB Partners III GmbH & Co. KG

J.P. Morgan Partners (BHCA), L.P.

J.P. Morgan Partners Global Investors (Cayman) II, L.P.

J.P. Morgan Partners Global Investors (Cayman) III, L.P.

J.P. Morgan Partners Global Investors (Cayman) IV, L.P.

J.P. Morgan Partners Global Investors (Cayman), L.P.

J.P. Morgan Corsair II Offshore Capital Partners, L.P.

J.P. Morgan Capital, L.P.

J.P. Morgan Partners Global Investors, L.P.

J.P. Morgan Partners Global Investors A.L.P.

Thomas H. Lee (Alternative) Fund V, L.P.

Thomas H. Lee (Alternative) Parallel Fund V, L.P.

Thomas H. Lee (Alternative) Cayman Fund V, L.P.

Thomas H. Lee Investors Limited Partnership

US Bank, N.A. (successor to State Street Bank & Trust Company), not personally, but solely as Trustee under the 1997 Thomas H. Lee Nominee Trust

Putnam Investments Holdings, LLC

Putnam Investments Employees' Securities Company I LLC

Putnam Investments Employees' Securities Company II LLC

THL Managers V, LLC

Centurion Long Term Strategies, L.P.

Centurion Partners, L.P.

Sankaty High Yield Associates II

Sankaty High Yield Associates III

BCIP Associates III Cayman

BCIP Associates III Cayman-B

RGIP LLC

Brookside Capital Partners Fund, L.P.

Federal Insurance Company

Davis Partners Fund I, L.P.

First Union Capital Partners 2001, LLC

GE Capital Equity Investments, Ltd.

General Electric Pension Trust

Geyser S.A.

High Ridge Capital Partners II, LP

Lockheed Martin Corporation Master Retirement Trust

Mapusa Investments, LDC

Marsh & McLennan Risk Capital Holdings, Ltd.

MMC Capital Inc.

Merrill Lynch Ventures L.P. 2001

Asset Management Private Equity, L.P.

Northaven Partners, L.P.

Northaven Partners II, L.P.

Northaven Partners III, L.P.

The Olympian Holding Corp.

Princess Gate Investors III, L.P.

PGI Investments Limited

Hasso Plattner

Vermogensverwaltung Erben Dr. Karl Goldschmidt GmbH

Acorn Partnership III, L.P.

Originators Investment Plan, L.P.

Robco Partners III

Silver Wake Maritime Corporation

ITB Partners, LLC

Trustees UIT of Robert S. Blank dated 9/1/88 (Nancy L. Blank, Edward M.
Glickman)

Michael Butt

Russell L. Carson

Christopher J. Cavallaro

High Peak International Holdings Limited

Eric S. Dobkin

Richard Hayden

Charles F. Hays

Heaps, L.P.

David D. Holbrook

Henry C.V. Keeling

M. B. Lewis

Edward John Lloyd

J.P. Marland

J.P. Marland Charitable Trust

J.P. Marland Childrens No. 1 Settlement

J.P. Marland Childrens No. 2 Settlement

Robert Muendheim

Charles H.A. Skey

Frank J. Tasco & Edwardine Tasco as Trustees of the Tasco Family 1999 Trust

Donald J. Greene

                                                                       EXHIBIT B

                       JOINDER TO SHAREHOLDERS' AGREEMENT

          This Joinder Agreement (this "JOINDER AGREEMENT") is made as of the date written below by the undersigned (the "JOINING PARTY") in accordance with the Shareholders' Agreement dated as of December 31, 2002 (the "SHAREHOLDERS' AGREEMENT") among AXIS Capital Holdings Limited and the Shareholders party thereto, as the same may be amended from time to time. Capitalized terms used, but not defined, herein shall have the meaning ascribed to such terms in the Shareholders' Agreement.

          The Joining Party hereby acknowledges, agrees and confirms that, by its execution of this Joinder Agreement, the Joining Party shall be deemed to be a party to the Shareholders' Agreement as of the date hereof and shall have all of the rights and obligations of a "Shareholder" thereunder as if it had executed the Shareholders' Agreement. The Joining Party hereby ratifies, as of the date hereof, and agrees to be bound by, all of the terms, provisions and conditions contained in the Shareholders' Agreement.

          IN WITNESS WHEREOF, the undersigned has executed this Joinder Agreement as of the date written below.

Date: ___________ ___, ______


                             [NAME OF JOINING PARTY]


                              By:
                                  ----------------------------------
                                   Name:
                                   Title:

                              Address for Notices: